                                                                 EXHIBIT 10.77

                                                           CONTRACT #96-439-026

                             COAL SUPPLY AGREEMENT

        This is a coal supply agreement (the "Agreement") dated January 1, 1997 between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 ("Buyer") and Lafayette Coal Company, an Illinois corporation, 200 Frontage Road, Burr Ridge, Illinois 60521 ("Seller").

        The parties hereto agree as follows:

        SECTION 1. GENERAL. Seller will sell to Buyer and Buyer will buy from Seller steam coal under all the terms and conditions of this Agreement.

        SECTION 2. TERM. The term of this Agreement shall commence on January 1, 1997 and shall continue through December 31, 2000, subject to the provisions of SECTION 8.3.

        SECTION 3.  QUANTITY.

        SECTION 3.1 QUANTITY. Seller shall sell and deliver and Buyer shall purchase and accept delivery of the following annual quantity of coal ("Quantity"):


               YEAR                 BASE QUANTITY (TONS)
               ----                 --------------------
               1997                 600,000

               1998                 1,000,000

               1999                 1,000,000

               2000                 1,000,000

        SECTION 3.2 DELIVERY SCHEDULE. By December 1 of each year (except for 1997, within 10 business days after this Agreement becomes fully executed), Buyer shall specify in writing to Seller the quantities to be delivered in each month of the following year pursuant to mutual agreement of Buyer and Seller a reasonable schedule. Such quantities shall be shipped in

                                                        CONTRACT #96-439-026

accordance with such schedule. Time is of the essence with respect to the schedule so established; and failure by Seller to deliver in a timely fashion shall constitute a material breach within the meaning of SECTION 15 of this Agreement.

SECTION 4. SOURCE.

        SECTION 4.1 SOURCE. The coal sold hereunder shall be supplied from the geological seam Pittsburgh #8, Powhatan #4 Mine, Monroe County, Ohio and Shoemaker Mine and McElroy Mine, Marshall County, West Virginia (the "Coal Property").

        SECTION 4.2 ASSURANCE OF OPERATION AND RESERVES. Seller represents and warrants that the operator of the Coal Property (the "Operator") has provided Seller with representations and warranties that the Coal Property contains economically recoverable coal of a quality and in quantities which will be sufficient to satisfy all the requirements of this Agreement. Seller represents and warrants that the Operator has provided Seller with agreements and warranties that it will have at the Coal Property adequate machinery, equipment and other facilities to produce, prepare and deliver coal in the quantity and of the quality required by this Agreement. Seller further represents and warrants that the Operator has provided Seller with agreements to operate and maintain such machinery, equipment and facilities in accordance with good mining practices so as to efficiently and economically produce, prepare and deliver such coal. Seller represents and warrants that the Operator has provided Seller with

                                      2
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                                                       CONTRACT #96-439-026

agreements that Buyer is not providing any capital for the purchase of such machinery, equipment and/or facilities and that Operator shall operate and maintain same at its sole expense, including all required permits and licenses. Seller hereby represents and warrants that the Operator has provided Seller with agreements that it dedicates to this Agreement sufficient reserves of coal meeting the quality specifications hereof and lying on or in the Coal Property so as to fulfill the quantity requirements hereof.

        SECTION 4.3 NON-DIVERSION OF COAL. Seller represents and warrants that the Operator has provided Seller with agreements and warranties it will not, without Buyer's express prior written consent, use or sell coal from the Coal Property in a way that will reduce the economically recoverable balance of coal in the Coal Property to an amount less than that required to be supplied to Buyer hereunder.

        SECTION 4.4 PRODUCER CONTRACT. It is a condition to the obligations of Seller hereunder that the operator of the Coal Property will enter into and execute a Coal Purchase Contract with Seller in the form of Exhibit A attached hereto. Seller will deliver to Buyer within 10 days after this Agreement is executed a fully executed copy of this Coal Purchase Contract. If Seller fails to deliver said Coal Purchase Contract, then Buyer shall have the right to declare this Agreement void.

        SECTION 4.5 SUBSTITUTE COAL. Notwithstanding the above representations and warranties, in the event that Seller is unable to obtain coal from the Coal Property in the quantity and of the quality required by this Agreement, and such inability is not caused by a force majeure event as defined in SECTION 10, then Buyer will have the option of requiring that Seller supply substitute coal from other facilities and mines under all the terms and conditions of this Agreement including, but not limited to, the price provisions of SECTION 8, the quality specifications of SECTION 6.1, and the provisions of SECTION 5 concerning reimbursement to Buyer for increased transportation costs. Seller's delivery of coal

                                                          CONTRACT #96-439-026

not produced from the Coal Property without having received the express written consent of Buyer, which consent shall not be unreasonably withheld, shall constitute a material breach of this Agreement.

        SECTION 5.  DELIVERY.

        The coal shall be delivered to Buyer F.O.B. barge at mile point 115.6 on the Ohio River (the "Delivery Point"). Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Any resulting savings in such transportation costs shall be retained by Buyer.

        Title to and risk of loss of coal sold will pass to Buyer and the coal will be considered to be delivered when barges containing the coal are disengaged by Buyer's barging contractor from the loading dock. Buyer or its contractor shall furnish suitable barges in accordance with a delivery schedule provided by Buyer to Seller. Seller shall arrange and pay for all costs of transporting the coal from the mines to the loading docks and loading and trimming the coal into barges to the proper draft and the proper distribution within the barges. Buyer shall arrange for transporting the coal by barge from the loading dock to its generating station(s) and shall pay for the cost of such transportation. For delays caused by Seller in handling the scheduling of shipments with Buyer's barging contractor, Seller shall be responsible for any demurrage or other penalties assessed by said barging contractor (or assessed by Buyer) which accrue at the Delivery Point, including the demurrage, penalties for loading less than the specified minimum tonnage per barge, or other penalties assessed for barges not loaded in conformity with applicable

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                                                          CONTRACT #96-439-026

requirements. Buyer shall be responsible to deliver barges in as clean and dry condition as practicable. Seller shall require of the loading dock operator that the barges and towboats provided by Buyer or Buyer's barging contractor be provided convenient and safe berth free of wharfage, dockage and port charges; that while the barges are in the care and custody of the loading dock, all U.S. Coast Guard regulations and other applicable laws, ordinances, rulings, and regulations shall be complied with, including adequate mooring and display of warning lights; that the loading operations be performed in a workmanlike manner and in accordance with the reasonable loading requirements of Buyer and Buyer's barging contractor; and that the loading dock operator carry landing owners or wharfinger's insurance with basic coverage of not less than $300,000.00 and total of basic coverage and excess liability coverage of not less than $1,000,000.00, and provide evidence thereof to Buyer in the form of a certificate of insurance from the insurance carrier or an acceptable certificate of self-insurance with requirement for 30 days advance notification of Buyer in the event of termination of or material reduction in coverage under the insurance.

        SECTION 6. QUALITY.

        SECTION 6.1 SPECIFICATIONS. The coal delivered hereunder shall conform to the following specifications on an "as received" basis:


                              Guaranteed Monthly     Rejection Limits
        Specifications        Weighted Average        (per shipment)
------------------------------------------------------------------------
        BTU/LB.                     min. 12,000    LESS THAN    11,600

        LBS/MMBTU:
        MOISTURE                    max. 6.25      GREATER THAN   9.00



                                                          CONTRACT #96-439-026

                              Guaranteed Monthly     Rejection Limits
        Specifications        Weighted Average        (per shipment)
------------------------------------------------------------------------
        ASH                         max. 8.50      GREATER THAN  11.25
        SULFUR                      max. 3.75      GREATER THAN   4.25
        SULFUR                      min. 1.8       LESS THAN      1.8
        CHLORINE                    max.  .03      GREATER THAN    .05
        NITROGEN                    max. 1.0       GREATER THAN   1.6

        ASH/SULFUR RATIO            min. 2.2       LESS THAN      2.0

        SIZE (3" x 0"):
           Top size (inches)*       max. 3.0"      GREATER THAN   3.0"
           Fines (% by wgt)
           Passing 1/4" screen      max.  45       GREATER THAN    50

        % BY WEIGHT:
        VOLATILE                    max.  38       GREATER THAN     39
        VOLATILE                    min.  33       LESS THAN        32
        FIXED CARBON                max.  44       GREATER THAN     47
        FIXED CARBON                min.  42       LESS THAN        40
        GRINDABILITY (HGI)          min.  54       LESS THAN        52

        BASE ACID RATIO (B/A)
        SLAGGING FACTOR**           max. 2.9       GREATER THAN     3.3
        FOULING FACTOR***           max. 0.4       GREATER THAN     0.5

        ASH FUSION TEMPERATURE (DEG.F) (ASTM D1857)

        REDUCING ATMOSPHERE
        Initial Deformation         min. 1985      min. 1960
        Softening (H=W)             min. 2020      min. 1985
        Softening (H=1/2W)          min. 2125      min. 2100
        Fluid                       min. 2220      min. 2200

        OXIDIZING ATMOSPHERE
        Initial Deformation         min. 2475      min. 2400
        Softening (H=W)             min. 2520      min. 2470
        Softening (H=1/2W)          min. 2540      min. 2510
        Fluid                       min. 2560      min. 2540

        * All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than fifty percent (50%) by

                                                        CONTRACT #96-439-026

weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

        **     Slagging Factor (R(s))=(B/A) x (Percent Sulfur by Weight(Dry))
        ***    Fouling Factor (R(f))=(B/A) x (Percent Na(2)0 by Weight(Dry))

        The Base Acid Ratio (B/A) is herein defined as:
        BASE ACID RATIO (B/A) =

                             (Fe(2)0(3) + Ca0 + Mg0 +  Na(2)0 + K(2)0)
                             -----------------------------------------
                                (Si0(2) + Al(2)0(3) + Tl0(2))

        Note:  As used herein GREATER THAN      means greater than:
                                      LESS THAN means less than.


        SECTION 6.2 DEFINITION OF "SHIPMENT". As used herein, a "shipment" shall mean one barge load or a barge lot load, in accordance with Buyer's sampling and analyzing practices.

        SECTION 6.3  REJECTION.

        Buyer has the right, but not the obligation, to reject any shipment which fail(s) to conform to the Rejection Limits set forth in SECTION 6.1 or contains extraneous materials. Buyer must reject such coal within seventy-two
(72) hours of receipt of the coal analysis provided for in SECTION 7.2 or such right to reject is waived. In the event Buyer rejects such non-conforming coal, title to and risk of loss of the coal shall be considered to have never passed to Buyer and Buyer shall return the coal to Seller or, at Seller's request, divert such coal to Seller's designee, all at Seller's cost and risk. Seller shall replace the rejected coal within five
(5) working days from notice of rejection with coal conforming to the Rejection Limits set forth in SECTION 6.1. If Seller fails to replace the rejected coal within such five (5) working day period or the replacement coal is rightfully

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

                                                        CONTRACT #96-439-026

rejected, Buyer may purchase coal from another source in order to replace the rejected coal. Seller shall reimburse Buyer for (i) any amount by which the actual price plus transportation costs to Buyer of such coal purchased from another source exceed the price of such coal under this Agreement plus transportation costs to Buyer from the Delivery Point; and (ii) any and all transportation, storage, handling, or other expenses that have been incurred by Buyer for rightfully rejected coal. This remedy is in addition to all of Buyer's other remedies under this Agreement and under applicable law and in equity for Seller's breach.

        If Buyer fails to reject a shipment of non-conforming coal which it had the right to reject for failure to meet any or all of the Rejection Limits set forth in SECTION 6.1 or because such shipment contained extraneous materials, then such non-conforming coal shall be deemed accepted by Buyer; however, the quantity Seller is obligated to sell to Buyer under the Agreement may or may not be reduced by the amount of each such non-conforming shipment at Buyer's sole option and the shipment shall nevertheless be considered "rejectable" under SECTION 6.4. Further, for shipments containing extraneous materials, which include, but are not limited to, slate, rock, wood, corn husks, mining materials, metal, steel, etc., the estimated weight of such materials shall be deducted from the weight of that shipment.

        SECTION 6.4 SUSPENSION AND TERMINATION. If the coal sold hereunder fails to meet one or more of the Discount Points set forth in 8.2, except for excess moisture and related effect on BTU values caused by weather conditions, for any three (3) consecutive months in a six (6) month period, or, except for excess moisture and related effect on BTU values caused by weather conditions, if nine (9) barge shipments in a 30 day period are rejectable by Buyer, Buyer may

                                                        CONTRACT #96-439-026

upon notice confirmed in writing and sent to Seller by certified mail, suspend future shipments except shipments already loaded into barges. Seller shall, within 10 days, provide Buyer with reasonable assurances that subsequent monthly deliveries of coal shall meet or exceed the Discount Points set forth in SECTION 8.2 and that the source will exceed the rejection limits set forth in 6.1. If Seller fails to provide such assurances within said 10 day period, Buyer may terminate this Agreement by giving written notice of such termination at the end of the 10 day period. A waiver of this right for any one period by Buyer shall not constitute a waiver for subsequent periods. If Seller provides such assurances to Buyer's reasonable satisfaction, shipments hereunder shall resume and any tonnage deficiencies resulting from suspension may be made up at Buyer's sole option. Buyer shall not unreasonably withhold its acceptance of Seller's assurances, or delay the resumption of shipment. If Seller, after such assurances, fails to meet any of the Discount Points for any one (1) month within the next six (6) months or if three (3) barge shipments are rejectable within any one (1) month during such six (6) month period, then Buyer may terminate this Agreement and exercise all its other rights and remedies under applicable law and in equity for Seller's breach.

        SECTION 7.    WEIGHTS, SAMPLING AND ANALYSIS.

        SECTION 7.1 WEIGHTS. The weight of the coal delivered hereunder shall be determined on a per shipment basis by Buyer on the basis of scale weights at the generating station(s) unless another method is mutually agreed upon by the parties. Such scales shall be duly reviewed by an appropriate testing agency and maintained in an accurate condition. Seller shall have the right, at Seller's expense and upon reasonable notice, to have the scales checked for accuracy at any

                                                        CONTRACT #96-439-026

reasonable time or frequency. If the scales are found to be over or under the tolerance range allowable for the scale based on industry accepted standards, either party shall pay to the other any amounts owed due to such inaccuracy for a period not to exceed thirty (30) days before the time any inaccuracy of scales is determined.

        SECTION 7.2 SAMPLING AND ANALYSIS. The sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall be accepted and used for the quality and characteristics of the coal delivered under this Agreement. All analyses shall be made in Buyer's laboratory at Buyer's expense in accordance with industry-accepted standards. Samples for analyses shall be taken by any industry-accepted standard, mutually acceptable to both parties, may be composited and shall be taken with a frequency and regularity sufficient to provide reasonably accurate representative samples of the deliveries made hereunder. Seller represents that it is familiar with Buyer's sampling and analysis practices, and finds them to be acceptable. Buyer shall notify Seller in writing of any significant changes in Buyer's sampling and analysis practices. Any such changes in Buyer's sampling and analysis practices shall, except for industry accepted changes in practices, provide for no less accuracy than the sampling and analysis practices existing at the time of the execution of this Agreement, unless the Parties otherwise mutually agree.

        Each sample taken by Buyer shall be divided into 4 parts and put into airtight containers, properly labeled and sealed. One part shall be used for analysis by Buyer; one part shall be used by Buyer as a check sample, if Buyer in its sole judgment determines it is necessary; one part shall be retained by Buyer until the 25th of the month following the month of unloading (the

                                                        CONTRACT #96-439-026

"Disposal Date") and shall be delivered to Seller for analysis if Seller so requests before the Disposal Date; and one part ("Referee Sample") shall be retained by Buyer until the Disposal Date. Seller shall be given copies of all analyses made by Buyer by the 12th day of the month following the month of unloading. Seller, on reasonable notice to Buyer shall have the right to have a representative present to observe the sampling and analyses performed by Buyer. Unless Seller requests a Referee Sample analysis before the Disposal Date, Buyer's analysis shall be used to determine the quality of the coal delivered hereunder. The Monthly Weighted Averages shall be determined by utilizing the individual shipment analyses.

        If any dispute arises before the Disposal Date, the Referee Sample retained by Buyer shall be submitted for analysis to an independent commercial testing laboratory ("Independent Lab") mutually chosen by Buyer and Seller. For each coal quality specification in question, a dispute shall be deemed not to exist and Buyer's analysis shall prevail and the analysis of the Independent Lab shall be disregarded if the analysis of the Independent Lab differs from the analysis of Buyer by an amount equal to or less than:

                      (i) 0.50% moisture
                     (ii) 0.50% ash on a dry basis
                    (iii) 100 Btu/lb. on a dry basis
                     (iv) 0.10% sulfur on a dry basis.

        For each coal quality specification in question, if the analysis of the Independent Lab differs from the analysis of Buyer by an amount more than the amounts listed above, then the analysis of the Independent Lab shall prevail and Buyer's analysis shall be disregarded. The cost

                                                        CONTRACT #96-439-026

of the analysis made by the Independent Lab shall be borne by Seller to the extent that Buyer's analysis prevails and by Buyer to the extent that the analysis of the Independent Lab prevails.

        SECTION 8.    PRICE.

        SECTION 8.1 BASE PRICE. Subject to SECTION8.3 and SECTION8.5, the base price ("Base Price") of the coal to be sold hereunder will be $0.7750/MMBtu.

        SECTION 8.2   QUALITY PRICE DISCOUNTS.

        (a) The Base Price is based on coal meeting or exceeding the Guaranteed Monthly Weighted Average specifications as set forth in SECTION
6.1. Quality price discounts shall be applied for each specification each month to reflect failures to meet the Guaranteed Monthly Weighted Averages set forth in SECTION 6.1, as determined pursuant to SECTION 7.2, subject to the provisions set forth below. The discount values used are as follows:


                                 DISCOUNT VALUES
                                 ----------------
                                            $/LB./MMBTU
                             SULFUR           0.1250
                             ASH              0.0350

        (b) Notwithstanding the foregoing, for each specification each month, there shall be no discount if the actual Monthly Weighted Average meets the applicable Discount Point set forth below. However, if the actual Monthly Weighted Average fails to meet such applicable Discount Point, then the discount shall apply. For sulfur, the discount shall be calculated on the basis of the difference between the actual Monthly Weighted Average AND THE GUARANTEED MONTHLY WEIGHTED AVERAGE pursuant to the methodology shown below. For ash, the discount

                                                        CONTRACT #96-439-026

shall be calculated on the basis of the difference between the actual Monthly Weighted Average and the Discount Point.


                          GUARANTEED MONTHLY
                          WEIGHTED AVERAGE
                          --------------------
                                                DISCOUNT POINT
                                                --------------

LB/MMBTU:
---------
SULFUR                    max. 3.75             4.00


ASH                       max. 8.50             9.17


        For example if the actual Monthly Weighted Average of sulfur equals
4.05  lb/MMBTU, then  the  applicable  discount would be (4.05  lb.  -  3.75
lb.)  x   $.1250/lb/MMBTU  = $.03750/MMBTU.  And,  for  example,  if  the
Monthly Weighted Average of ash equals 9.40 lb/MMBTU, then the applicable discount would be (9.40 lb. - 9.17 lb.) x $.0350/lb/MMBTU = $.00805/MMBTU.

        SECTION 8.3 PRICE REVIEW. The Base Price and all other terms and conditions of this Agreement shall be subject to review for any reason at the request of either party for revisions to become effective on January 1 of any year hereunder. The party requesting such a review shall give written notice of its request to the other party on or before any October 1. The parties then shall negotiate an agreement on new prices and/or other terms and conditions between October 1 and December 1. If the parties do not reach an agreement by December 1, then this Agreement will terminate as of December 31 of that year without liability due to such termination for either party.

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                                                        CONTRACT #96-439-026

       SECTION 8.4 PAYMENT CALCULATION. Exhibit B attached hereto shows the methodology for calculating the coal payment and quality price discounts for the month Seller's coal was unloaded by Buyer. If there are any such discounts, Buyer shall apply credit to amounts owed Seller for the month the coal was unloaded.

       SECTION 8.5 GOVERNMENTAL IMPOSITIONS. Seller shall pay when due, and the Base Price set forth in SECTION 8 of this Agreement without any adjustments is inclusive of all federal, state, municipal and local taxes, fees and costs of any kind whether arising from government law, rule, regulation or otherwise including, without limitation, all costs of conforming to federal and state mining and reclamation laws, rules and regulations and all other and/or additional mining and operating costs and expenses in effect on the effective date of this Agreement.

        In the event of any one enactment, promulgation or change in any statute, regulations, or the like or of any one governmental imposition (collectively "Governmental Imposition") enacted or promulgated after the effective date of this Agreement, Seller shall give Buyer prompt written notice thereof, including the amount of increase or decrease in Seller's cost of performance caused by such Governmental Imposition. If Buyer and Seller are unable to come to agreement on the increase or decrease of the Base Price with regard to such change in cost within fifteen (15) days from notice, then either Party may terminate this Agreement upon the latter of fifteen (15) days from date of notice or the effective date of such Governmental Imposition. In no event shall the increase or decrease in Base Price be more than the increase or decrease in Seller's change in cost of performance per MMBTU caused by such Governmental Imposition.

                                                        CONTRACT #96-439-026

        SECTION 9.    INVOICES, BILLING AND PAYMENT.

        SECTION 9.1 INVOICING ADDRESS. Invoices will be sent to Buyer at the following address:

               Louisville Gas and Electric Company
               220 West Main Street
               P.O. Box 32010
               Louisville, KY  40232
               Attention:  Director, Fuels Procurement and Delivery

               With a copy to:

               Louisville Gas and Electric Company
               220 West Main Street
               P.O. Box 32010
               Louisville, KY  40232
               Attention:  Manager, Accounts Payable

        SECTION 9.2 INVOICE PROCEDURES FOR COAL SHIPMENTS. Seller shall invoice Buyer at the Base Price, minus any quality price discounts, for all coal unloaded in a calendar month by the fifteenth of the following month.

        SECTION 9.3 PAYMENT PROCEDURES FOR COAL SHIPMENTS. Payment for coal unloaded in a calendar month shall be mailed by the 25th of the month following the month of unloading or within ten days after receipt of Seller's invoice, whichever is later. Buyer shall mail all payments to Seller's account at Lafayette Coal Company, P.O. Box 74761, Chicago, Illinois 60694.

        SECTION 9.4 WITHHOLDING. Buyer shall have the right to withhold from payment of any billing or billings (i) any sums which it is not able in good faith to verify or which it otherwise in good faith disputes, (ii) any damages resulting from or likely to result from any breach of this Agreement by Seller, and (iii) any amounts owed to Buyer from Seller. Buyer shall notify Seller

                                                        CONTRACT #96-439-026

promptly in writing of any such issue, stating the basis of its claim and the amount it intends to withhold.

        Payment by Buyer, whether knowing or inadvertent, of any amount in dispute shall not be deemed a waiver of any claims or rights by Buyer with respect to any disputed amounts or payments made.

        SECTION 10.   FORCE MAJEURE.

        SECTION 10.1 GENERAL FORCE MAJEURE. If either party hereto is delayed in or prevented from performing any of its obligations or from utilizing the coal sold under this Agreement due to acts of God, war, riots, civil insurrection, acts of the public enemy, strikes, lockouts, fires, floods or earthquakes, which are beyond the reasonable control and without the fault or negligence of the party affected thereby, then the obligations of both parties hereto shall be suspended to the extent made necessary by such event; provided that the affected party gives written notice to the other party as early as practicable of the nature and probable duration of the force majeure event. The party declaring force majeure shall exercise due diligence to avoid and shorten the force majeure event and will keep the other party advised as to the continuance of the force majeure event.

        During any period in which Seller's ability to perform hereunder is affected by a force majeure event, Seller shall not deliver any coal to any other buyers to whom Seller's ability to supply is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall deliver to Buyer under this Agreement at least a pro rata portion (on a per ton basis) of its total contractual commitments to all its buyers to whom Seller's ability to supply is similarly affected by such force majeure event

                                                        CONTRACT #96-439-026

in place at the beginning of the force majeure event. An event which affects the Seller's ability to produce or obtain coal from a mine other than the Coal Property will not be considered a force majeure event hereunder.

        During any period in which Buyer's ability to perform hereunder is affected by a force majeure event, Buyer shall not take delivery of any coal from any other sellers from whom Buyer's ability to take delivery is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall take delivery from Seller under this Agreement of at least a pro rata portion (on a per ton basis) of its total contractual commitments to all its sellers from whom Buyer's ability to purchase is similarly affected by such force majeure event in place at the beginning of the force majeure event.

        Tonnage deficiencies resulting from a force majeure event shall be made up by mutual agreement of Buyer and Seller.

        SECTION 10.2 ENVIRONMENTAL LAW FORCE MAJEURE. The parties recognize that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt environmental laws, regulations, policies and/or restrictions which will make it impossible or commercially impracticable for Buyer to utilize this or like kind and quality coal which thereafter would be delivered hereunder. If as a result of the adoption of such laws, regulations, policies, or restrictions, or change in the interpretation or enforcement thereof, Buyer decides that it will be impossible or commercially impracticable (uneconomical) for Buyer to utilize such coal, Buyer shall so notify Seller, and thereupon Buyer and Seller shall promptly consider whether corrective

                                                        CONTRACT #96-439-026

actions can be taken in the mining and preparation of the coal at Seller's mine and/or in the handling and utilization of the coal at Buyer's generating station; and if in Buyer's sole judgment such actions will not, without unreasonable expense to Buyer, make it possible and commercially practicable for Buyer to so utilize coal which thereafter would be delivered hereunder without violating any applicable law, regulation, policy or order, Buyer shall have the right, upon the later of 60 days notice to Seller or the effective date of such restriction, to terminate this Agreement without further obligation hereunder on the part of either party.

        SECTION 11. CHANGES. Buyer may, by mutual agreement with Seller, at any time by written notice pursuant to SECTION 12 of this Agreement, make changes within the general scope of this Agreement in any one or more of the following: quality of coal or coal specifications, quantity of coal, method or time of shipments, place of delivery (including transfer of title and risk of loss), method(s) of weighing, sampling or analysis and such other provision as may affect the suitability and amount of coal for Buyer's generating stations.

        If any such changes makes necessary or appropriate an increase or decrease in the then current price per ton of coal, or in any other provision of this Agreement, an equitable adjustment shall be made in: price, whether current or future or both, and/or in such other provisions of this Agreement as are affected directly or indirectly by such change, and the Agreement shall thereupon be modified in writing accordingly.

        Any claim by the Seller for adjustment under this SECTION 11 shall be asserted within thirty (30) days after the date of Seller's receipt of the written notice of change, it being understood, however that Seller shall not be obligated to proceed under this Agreement as changed until an

                                                        CONTRACT #96-439-026

equitable adjustment has been agreed upon. The parties agree to negotiate promptly and in good faith to agree upon the nature and extent of any equitable adjustment.

        SECTION 12.   NOTICES.

        SECTION 12.1 FORM AND PLACE OF NOTICE. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given when delivered in person, transmitted by facsimile or other electronic media, delivered to an established mail service for same day or overnight delivery, or dispatched in the United States mail, postage prepaid, for mailing by first class, certified, or registered mail, return receipt requested, and addressed as follows:

        If to Buyer:         Louisville Gas and Electric Company
                             220 West Main Street
                             P.O. Box 32010
                             Louisville, Kentucky 40232
                             Attn.:  Director, Fuels Procurement and Delivery

        with a copy to:      Louisville Gas and Electric Company
                             820 West Broadway
                             P.O. Box 32020
                             Louisville, Kentucky 40232
                             Attn.:  Manager, Procurement Services

        If to Seller:        Lafayette Coal Company
                             200 Frontage Road
                             Burr Ridge, Illinois 60521

        SECTION 12.2 CHANGE OF PERSON OR ADDRESS. Either party may change the person or address specified above upon giving written notice to the other party of such change.

                                                        CONTRACT #96-439-026

        SECTION 12.3 ELECTRONIC DATA TRANSMITTAL. Seller hereby agrees, at Seller's cost, to electronically transmit shipping notices and/or other data to Buyer in a format acceptable to and established by Buyer upon Buyer's request. Buyer shall provide Seller with the appropriate format and will inform Seller as to the electronic data requirements at the appropriate time.

        SECTION 13. RIGHT TO RESELL. Buyer shall have the unqualified right to sell all or any of the coal purchased under this Agreement.

        SECTION 14.   INDEMNITY AND INSURANCE.

        SECTION 14.1 INDEMNITY. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, property damage and pollution (including reasonable inside and outside attorney's fees) (i) relating to the barges or railcars provided by Buyer or Buyer's contractor while such barges or railcars are in the care and custody of the loading dock or loading facility,
(ii) due to any failure of Seller to comply with laws, regulations or ordinances, or (iii) due to the acts or omissions of Seller in the performance of this Agreement.

        SECTION 14.2 INSURANCE. Seller represents and warrants that the Operator has agreed to carry insurance coverage with minimum limits as follows:

               (1) Commercial General Liability, including Completed Operations and Contractual Liability, $1,000,000 single limit liability.

               (2) Automobile General Liability, $1,000,000 single limit liability.

                                                        CONTRACT #96-439-026

               (3) In addition, Seller shall carry excess liability insurance covering the foregoing perils in the amount of $4,000,000 for any one occurrence.

               (4) Workers' Compensation and Employer's Liability with statutory limits.

        If any of the above policies are written on a claims made basis, then the retroactive date of the policy or policies will be no later than the effective date of this Agreement. Certificates of Insurance satisfactory in form to the Buyer and signed by the Seller's insurer shall be supplied by the Seller to the Buyer evidencing that the above insurance is in force and that not less than 30 calendar days written notice will be given to the Buyer prior to any cancellation or material reduction in coverage under the policies. The Seller shall cause its insurer to waive all subrogation rights against the Buyer respecting all losses or claims arising from performance hereunder. Evidence of such waiver satisfactory in form and substance to the Buyer shall be exhibited in the Certificate of Insurance mentioned above. Seller's liability shall not be limited to its insurance coverage.

        SECTION 15.   TERMINATION FOR DEFAULT.

        Subject to SECTION 6.4, if either party hereto commits a material breach of any of its obligations under this Agreement at any time, then the other party has the right to give written notice describing such breach and stating its intention to terminate this Agreement no sooner than 30 days after the date of the notice (the "notice period"). If such material breach is curable and the breaching party cures such material breach within the notice period, then the Agreement shall not be terminated due to such material breach. If such material breach is not curable or the breaching party fails to cure such material breach within the notice period, then this Agreement shall

                                                        CONTRACT #96-439-026

terminate at the end of the notice period in addition to all the other rights and remedies available to the aggrieved party under this Agreement and at law and in equity.

        SECTION 16.   DOCUMENTATION AND RIGHT OF AUDIT.

        Seller shall maintain all records and accounts pertaining to payments, quantities, quality analyses, and source for all coal supplied under this Agreement for a period lasting through the term of this Agreement and for two years thereafter. Buyer shall have the right at no additional expense to Buyer to audit, copy and inspect such records and accounts at any reasonable time upon reasonable notice during the term of this Agreement and for 2 years thereafter.

        SECTION 17. EQUAL EMPLOYMENT OPPORTUNITY. To the extent applicable, Seller shall comply with all of the following provisions which are incorporated herein by reference: Equal Opportunity regulations set forth in 41 CRF SECTION 60-1.4(a) and (c) prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, or national origin; Vietnam Era Veterans Readjustment Assistance Act regulations set forth in 41 CRF SECTION 50-250.4 relating to the employment and advancement of disabled veterans and veterans of the Vietnam Era; Rehabilitation Act regulations set forth in 41 CRF SECTION 60-741.4 relating to the employment and advancement of qualified disabled employees and applicants for employment; the clause known as "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals" set forth in 15 USC SECTION 637(d)(3); and subcontracting plan requirements set forth in 15 USC SECTION 637(d).

        SECTION 18. COAL PROPERTY INSPECTIONS. Buyer and its representatives, and others as may be required by applicable laws, ordinances and regulations

                                                        CONTRACT #96-439-026

shall have the right at all reasonable times and at their own expense to inspect the Coal Property, including the loading facilities, scales, sampling system(s), wash plant facilities, and mining equipment for conformance with this Agreement. Seller shall undertake reasonable care and precautions to prevent personal injuries to any representatives, agents or employees of Buyer (collectively, "Visitors") who inspect the Coal Property. Any such Visitors shall make every reasonable effort to comply with Seller's regulations and rules regarding conduct on the work site, made known to Visitors prior to entry, as well as safety measures mandated by state or federal rules, regulations and laws. Buyer understands that underground mines and related facilities are inherently high-risk environments. Buyer's failure to inspect the Coal Property or to object to defects therein at the time Buyer inspects the same shall not relieve Seller of any of its responsibilities nor be deemed to be a waiver of any of Buyer's rights hereunder.

        SECTION 19.   MISCELLANEOUS.

        SECTION 19.1 APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Kentucky, and all questions of performance of obligations hereunder shall be determined in accordance with such laws.

        SECTION 19.2 HEADINGS. The paragraph headings appearing in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

        SECTION 19.3 WAIVER. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right.

                                                        CONTRACT #96-439-026

        SECTION 19.4 REMEDIES CUMULATIVE. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided under this Agreement or by law or in equity.

        SECTION 19.5 SEVERABILITY. If any provision of this Agreement is found contrary to law or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms, unless such unlawful or unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall negotiate in good faith a substitute provision.

        SECTION 19.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

        SECTION 19.7 ASSIGNMENT. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or denied; provided, however, that Buyer shall have the right, without consent of Seller, to assign all or any part of this Agreement to any company, controlling, controlled by, or under common control with Buyer.

        SECTION 19.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties as to the subject matter hereof, and there are no representations, understandings or agreements, oral or written, which are not included herein.

        SECTION 19.9 AMENDMENTS. Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by written instrument signed by both parties hereto.

                                                        CONTRACT #96-439-026

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



LOUISVILLE GAS AND ELECTRIC
COMPANY                                      LAFAYETTE COAL COMPANY

By:    ___________________________           By:    ___________________________
       Chris Hermann, Vice President &
       General Manager, Wholesale Electric   Title: ___________________________
       Business
Date:  ___________________________           Date:  ___________________________


                                                        CONTRACT #96-439-026


                                                                                     Exhibit A
                                                                                   Page 1 of 2

                                 EXHIBIT A MID-SULFUR EXAMPLE
                               SAMPLE COAL PAYMENT CALCULATIONS
                    TOTAL EVALUATED COAL COSTS FOR CONTRACT NO. 96-440-026
------------------------------------------------------------------------------------------------------

For contracts supplied from multiple "origins", each "origin will be calculated individually.

                SECTION I                                               BASE DATA
        --------------------------                                 ---------------------

1)      Base F.O.B. price per ton:                                      $ 18.93     /ton
                                                                    ----------------

1a)     Tons of coal delivered:                                                      tons
                                                                    ----------------

2)      Guaranteed average heat content:                                 11,400      BTU/LB.
                                                                    ----------------

2r)     As received monthly avg. heat content:                                      BTU/LB.
                                                                    ----------------

2a)     Energy delivered in MMBTU:                                                  MMBTU
                                                                    ----------------

[(Line 1a) *2,000 lb./ton*(Line 2r)] *MMBTU/1,000,000 BTU
[(     ) *2,000 lb./ton*(     )]*MMBTU/1,000,000 BTU

2b)     Base F.O.B. price per MMBTU:                                   $0.83026     /MMBTU
                                                                    ----------------

{[(Line 1)/(Line 2)]*(1 ton/2,000 lb.)]}*1,000,000 BTU/MMBTU
{[(     /ton)/(           BTU/LB)]*(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU


3)      Guaranteed monthly avg. max. sulfur                                3.40     LBS./MMBTU
                                                                    ----------------

3r)     As received monthly avg. sulfur                                             LBS./MMBTU
                                                                    ----------------

4)      Guaranteed monthly avg. ash                                     13.50       LBS./MMBTU
                                                                    ----------------

4r)     As received monthly avg. ash                                                LBS./MMBTU
                                                                    ----------------

5)      Guaranteed monthly avg. max. moisture                           9.00        LBS./MMBTU
                                                                    ----------------

5r)     As received monthly avg. moisture                                            LBS./MMBTU
                                                                    ----------------

                      SECTION II                                        DISCOUNTS
        -------------------------------------------                 ----------------
        Assign a (-) to all discounts (round to (5) decimal places)

6d)     SULFUR: If line 3r is greater than 3.40 lbs./MMBTU [1-[(line 3r)-(line
        3)]}*0.1232/lb. sulfur
        [1-[(   )/(   ]}*0.1232=                                       $               /MMBTU
                                                                        --------------

7d)     ASH: If line 4r is greater than 13.50 lbs./MMBTU [1-[(line 4r)-(line
        4)]}*0.0083/MMBTU
        [1-[(   )/(   ]}*0.0083=                                       $               /MMBTU
                                                                        --------------

8d)     MOISTURE: If line 5r is greater than 10.00 lbs./MMBTU [1-[(line
        5r)-(line 5)]}*0.0016/MMBTU
        [1-[(   )/(   ]}*0.0016=                                       $               /MMBTU
                                                                        --------------

                                       26

                                                        CONTRACT #96-439-026

                                                                                     Exhibit A
                                                                                   Page 2 of 2

                                                                  TOTAL PRICE
                      SECTION III                                 ADJUSTMENTS
        --------------------------------------                    -------------
        Determine total Discounts as follows:

        Assign a (-) to all discounts (round to (5) decimal places)

        Line 6d:                                                 $------------- /MMBTU

        Line 7d                                                  $------------- /MMBTU

        Line 8d                                                  $------------- /MMBTU

10)     Total Discounts (-):

        Algebraic sum of above:                                  $------------- /MMBTU

11)     Total evaluated coal price = (line 2b) + (line 10)

12)     Total discount price adjustment for Energy delivered:
        (line 2a) * (line 10) (-)
        $------- /MMBTU                    +                      $------------- /MMBTU = $-------

13)     Total base cost of coal
        (line 2a) * (line 2b)
        $------- /MMBTU                    +                      $------------- /MMBTU = $-------

14)     Total coal payment for month
        (line 12) + (line 13)
        $------- /MMBTU                    +                      $------------- /MMBTU = $-------

                                            27

                                                        CONTRACT #96-439-026

                                                                                     EXHIBIT B
                                                                                   PAGE 1 OF 2
                                          EXHIBIT B
                               SAMPLE COAL PAYMENT CALCULATIONS
                    TOTAL EVALUATED COAL COSTS FOR CONTRACT NO. 96-440-026
------------------------------------------------------------------------------------------------------

For contracts supplied from multiple "origins", each "origin will be calculated individually.

                      SECTION I                                           BASE DATA
        ----------------------------------                              --------------
1)      Base F.O.B. price per ton:                                         $ 18.60     /ton
                                                                        --------------

1a)     Tons of coal delivered:                                                         tons
                                                                        --------------
2)      Guaranteed average heat content:                                    12,000     BTU/LB.
                                                                        --------------
2r)     As received monthly avg. heat content:                                         BTU/LB.
                                                                        --------------
2a)     Energy delivered in MMBTU:                                                     MMBTU
                                                                        --------------
[(Line 1a) *2,000 lb./ton*(Line 2r)] *MMBTU/1,000,000 BTU
[(     ) *2,000 lb./ton*(     )]*MMBTU/1,000,000 BTU

2b)     Base F.O.B. price per MMBTU:                                       $0.77500   /MMBTU
                                                                        --------------

{[(Line 1)/(Line 2)]*(1 ton/2,000 lb.)]}*1,000,000 BTU/MMBTU
{[(     /ton)/(           BTU/LB)]*(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU

3)      Guaranteed monthly avg. max. sulfur                                3.75       LBS./MMBTU
                                                                        --------------

3r)     As received monthly avg. sulfur                                               LBS./MMBTU
                                                                        --------------

4)      Guaranteed monthly avg. ash                                        8.50       LBS./MMBTU
                                                                        --------------
4r)     As received monthly avg. ash
                                                                                      LBS./MMBTU
                                                                        --------------

5)      Guaranteed monthly avg. max. moisture                              6.25       LBS./MMBTU
                                                                        --------------
5r)     As received monthly avg. moisture
                                                                                      LBS./MMBTU
                                                                        --------------

                      SECTION II                                        DISCOUNTS
        -------------------------------------------              ----------------
        Assign a (-) to all discounts (round to (5) decimal places)

6d)     SULFUR:  If line 3r is greater than 4.00 lbs./MMBTU
        [1-[(line 3r)-(line 3)]}*0.1250/lb. Sulfur
        [1-[(   )/(   ]}*0.1250=                                        $               /MMBTU
                                                                         --------------

7d)     ASH: If line 4r is greater than 9.17 lbs./MMBTU
        [1-[(line 4r)-(9.17)]}*0.0350/MMBTU
        [1-[(   )/(9.17]}*0.0350=                                       $               /MMBTU
                                                                         --------------

                                      28

                                                        CONTRACT #96-439-026

                                                                                     Exhibit B
                                                                                   Page 2 of 2
                                                                  TOTAL PRICE
                      SECTION III                                 ADJUSTMENTS
        -----------------------------------------                -------------
        Determine total Discounts as follows:

        Assign a (-) to all discounts (round to (5) decimal places)

        Line 6d:                                                 $------------- /MMBTU

        Line 7d                                                  $------------- /MMBTU

10)     Total Discounts (-):

        Algebraic sum of above:                                  $------------- /MMBTU

11)     Total evaluated coal price = (line 2b) + (line 10)

12)     Total discount price adjustment for Energy delivered:
        (line 2a) * (line 10) (-)
        $------- /MMBTU                    +                      $------------- /MMBTU = $-------

13)     Total base cost of coal
        (line 2a) * (line 2b)
        $------- /MMBTU                    +                      $------------- /MMBTU = $-------

14)     Total coal payment for month
        (line 12) + (line 13)
        $------- /MMBTU                    +                      $------------- /MMBTU = $-------


                                                          CONTRACT #96-439-026

                                                                   AMENDMENT #1

                          AMENDMENT TO CONTRACT

THIS AMENDMENT IS entered into, effective as of April 28, 1997, by and between LOUISVILLE GAS AND ELECTRIC COMPANY (hereinafter referred to as "LG&E"), whose address is: 220 W. Main Street, Louisville, Kentucky 40202 and Lafayette Coal Company, an Illinois corporation, 200 Frontage Road, Burr Ridge, Illinois 60521 ("Seller"). In consideration of the agreements herein contained, the parties hereto agree as follows:

1.0     AMENDMENTS

        The Agreement heretofore entered into by the parties, dated effective January 1, 1997 and identified by the Contract Number set forth above, (hereinafter referred to as "Agreement"), is hereby amended as follows:

               1.1 In Section 3.1 QUANTITY, the base quantity (tons) of coal for
                   1997 is changed from 600,000 to 670,000.

2.0     STATUS OF AGREEMENT

        As amended herein, the Agreement shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year below written, but effective as of the day and year first set forth above.


LOUISVILLE GAS AND ELECTRIC                 LAFAYETTE COAL COMPANY
COMPANY

By  ________________________                By ___________________________
        George Basinger
        Senior Vice President               Title  EXECUTIVE VICE PRESIDENT
        Power Operations

Date           6/5/97                       Date          6/12/97
     ________________________                   _____________________________
